Exhibit 99

Item 1

Transaction Date	Number of Shares	Price in Dollars
06/27/2008	1,100	20.44
06/27/2008	400	20.45
06/27/2008	1,400	20.46
06/27/2008	2,700	20.47
06/27/2008	2,300	20.48
06/27/2008	23,465	20.49
06/27/2008	70,735	20.50
06/30/2008	100	20.28
06/30/2008	200	20.29
06/30/2008	1,300	20.31
06/30/2008	900	20.32
06/30/2008	300	20.33
06/30/2008	600	20.34
06/30/2008	400	20.37
06/30/2008	100	20.39
06/30/2008	100	20.42
06/30/2008	2,000	20.45
06/30/2008	1,300	20.46
06/30/2008	3,000	20.47
06/30/2008	16,600	20.48
06/30/2008	42,305	20.49
06/30/2008	34,034	20.50

Item 2

Represents shares purchased by MGN America, LLC (“MGN America”) pursuant to a Rule 10b5-1 trading plan adopted on May 6, 2008.  MGN America is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”).  MGN America is wholly-owned subsidiary of MGN (USA) Inc. (“MGN (USA)”), a wholly-owned subsidiary of Gazit-Globe, Ltd. (“Gazit-Globe”).  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

The securities reported as beneficially owned by Mr. Katzman include:

(a)	1,263,197 shares held of record by Gazit-Globe, which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.

(b)
5,386,857 shares held of record by Ficus, Inc. (“Ficus”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Ficus is also a wholly-owned subsidiary of First Capital Realty Inc.  (“First Capital”), an Ontario corporation, and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the President of Ficus and Chairman of the Board of First Capital and Gazit-Globe.

(c)
8,596,713 shares held of record by Silver Maple (2001), Inc. (“Silver Maple”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Silver Maple is also a wholly-owned subsidiary of First Capital and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the President of Silver Maple and Ficus and Chairman of the Board of First Capital and Gazit-Globe.

(d)	6,118,645 shares held of record by MGN (USA), a wholly-owned subsidiary of Gazit-Globe and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.

(e)	5,489,168 shares held of record by MGN America (including the 205,339 shares reported herein).

(f)	8,748,422 shares of record held by Gazit 1995, Inc. (“Gazit 1995”), a wholly-owned subsidiary of MGN (USA) and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.

(g)	130,337 shares held of record by Mr. Katzman’s wife directly and as custodian for their daughters.

(h)	648,885 other shares held directly and indirectly by Mr. Katzman, including the shares reported herein.